FOR IMMEDIATE RELEASE
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                                                        WEDNESDAY, MAY 16, 2001
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                   GABELLI FUNDS ANNOUNCE INTENTION TO SUPPORT
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                     ISP DIRECTOR-NOMINEES TO HERCULES BOARD
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           WAYNE, NJ---International Special Products Inc. (NYSE: ISP) announced today that a fund group including investor Mario Gabelli intends to vote for ISP's four Director-nominees at the upcoming Annual Meeting of Hercules Incorporated (NYSE: HPC) to be held at the Hercules Country Club in Wilmington, Delaware next Thursday, May 24th.

           In a filing today with the Securities & Exchange Commission, the Gabelli-led group said, "Based upon current information and analysis, including the issuer's insensitivity to shareholders' concerns over its poison pill, GAMCO, in so far as it has voting authority, is likely to vote for the slate of nominees proposed by International Specialty Products Inc."

           Commenting on the filing, a spokesperson for the ISP
Director-nominees stated, "We are encouraged by the extraordinary support our nominees are receiving from Hercules stockholders, large and small."

                                    * * * * *

           International Specialty Products is a leading multinational manufacturer of specialty chemicals and mineral products .

                                    * * * * *

           This press release may contain "forward-looking statements" within the meaning of the federal securities laws and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause the actual results to differ materially from those expressed in such statements.